EXHIBIT 16.1

February 3, 2017

Grant Thornton LLP
11th Floor
200 King Street West, Box 11
Toronto, ON
M5H 3T4
TO:	Securities and Exchange Commission	T +1 416 366 0100
	100 F Street, N.E.	F +1 416 360 4949
	Washington, DC 20549	www.GrantThornton.ca

Dear Sirs/Mesdames:

Re: Notice of Change of Auditors of Till Capital Ltd.

We have read the statements made by Till Capital Ltd., which we understand will be filed with the Securities and Exchange Commission as part of the Form 8-K of Till Capital Ltd., dated February 3, 2017. We agree with the statements concerning our firm in such Form 8-K.

Yours very truly,

Grant Thornton LLP Canada

Gregory Gallant, FCPA, FCA, ICD.D

Partner

Audit • Tax • Advisory

Grant Thornton LLP. A Canadian Member of Grant Thornton International Ltd